This Pooling and Servicing Agreement, dated and effective as of December 1, 1998 (this "Agreement"), is executed by and among ABN AMRO Mortgage Corporation, as depositor (the "Depositor"), LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association, as trustee (the "Trustee"). Capitalized terms used in this Agreement and not otherwise defined have the meanings ascribed to such terms in Article I hereof.

                           PRELIMINARY STATEMENT

         The Depositor at the Closing Date is the owner of the Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Loans and certain other assets and will be the owner of the Certificates. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Loans and the issuance to the Depositor of the Certificates representing in the aggregate the entire beneficial ownership of the Trust Fund. All covenants and agreements made by the Depositor, the Servicer and the Trustee herein with respect to the Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates. The Depositor and the Servicer are entering into this Agreement, and the Trustee is accepting the trust created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         The Certificates issued hereunder, other than the Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Prospectus, dated September 18, 1998, and a Prospectus Supplement, dated December 22, 1998, of the Depositor (together, the "Prospectus"). The Class B-3, Class B-4 and Class B-5 Certificates have been offered for sale pursuant to a Private Placement Memorandum dated December 23, 1998. The Trust Fund created hereunder is intended to be the "Trust" as described in the Prospectus and the Private Placement Memorandum and the Certificates are intended to be the "Certificates" described therein.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Loans and other related assets in the Trust Fund subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." Component R-1 of the Class R Certificate will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law.

         As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". Component R-2 of the Class R Certificate will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designations, the Remittance Rate and initial Class Principal Balance for each Class of Certificates which, together with the Class R-2 Component, constitute the entire beneficial interests in REMIC II. Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests and for each Class of Certificates shall be




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the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. The following table sets forth the designation, Remittance Rate, initial Class Principal Balance, and Last Scheduled Distribution Date for each Class of Certificates comprising the beneficial interests in REMIC II and the Class R Certificate:


                                          Initial Class
                                           Principal
                      Remittance          or Notional        Last Scheduled
Designation            Rate(1)               Balance        Distribution Date*
-----------           ---------            ----------      ------------------
Class A-1               6.00%             $10,299,000       January 25, 2029
Class A-2               6.05%              17,661,000       January 25, 2029
Class A-3               6.20%              45,022,000       January 25, 2029
Class A-4               6.00%              97,921,000       January 25, 2029
Class A-5                 (2)              46,804,614       January 25, 2029
Class A-6               5.90%(3)            8,084,625       January 25, 2029
Class A-7               9.30%(4)            2,694,875       January 25, 2029
Class A-8               6.75%(5)            3,884,200       January 25, 2029
Class A-9               6.75%(6)            3,259,834       January 25, 2029
Class A-10              6.75%(6)               82,107       December 25, 2013
Class A-11                  %(7)            1,872,184       January 25, 2029
Class M                 6.75%               4,880,000       January 25, 2029
Class B-1               6.75%               1,952,100       January 25, 2029
Class B-2               6.75%                 976,000       January 25, 2029
Class B-3               6.75%                 732,000       January 25, 2029
Class B-4               6.75%                 488,000       January 25, 2029
Class B-5               6.75%              732,070.84       January 25, 2029
Class R+                6.75%                     100(8)    January 25, 2029

* The Distribution Date in the month after the maturity date for the latest maturing Loan.

+ The Class R Certificate is entitled to receive the Residual Distribution Amount and Excess Liquidation Proceeds.

(1) Interest distributed to the Certificates (other than the Principal Only Components) on each Distribution Date will have accrued during the preceding calendar month at the applicable per annum Remittance Rate.



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



(2)      For purposes of calculating distributions, the Class A-5
         Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:

                                  Initial Component Principal
              Designation             or Notional Balance       Remittance Rate
              -----------             -------------------       ---------------
            Component A-5-1              $16,850,398               6.75%(A)

            Component A-5-2               42,701,923               6.75%(B)

            Component A-5-3                4,102,691               0.00%(C)

            Component A-5-4                4,510,559               6.75%(D)

         (A) Component A-5-1 will accrue interest on the Component A-5-1 Notional Amount. Component A-5-1 will not be entitled to receive distributions of principal.
         (B) On each Distribution Date, an amount equal to the Component A-5-2 Accrual Amount will be added to the Component A-5-2 Principal Balance and such amount will be distributed as principal to other Components and Classes of the Class A Certificates as described herein and will not be distributed as interest to Component A-5-2.
         (C) Component A-5-3 will not be entitled to distributions of interest and will receive principal only in respect of the Loans.
         (D) Component A-5-4 will accrue interest on the Component A-5-4 Notional Amount. Component A-5-4 will not be entitled to receive distributions of principal.



(3) Interest will accrue on the Class A-6 Certificates at an initial interest rate of 5.90% and after the first Distribution Date at a per annum rate of 0.85% above LIBOR, determined monthly as described herein, subject to a maximum rate of 9.00% and a minimum rate of 0.85%.
(4) Interest will accrue on the Class A-7 Certificates at an initial interest rate of 9.30% and after the first Distribution Date at a per annum rate of 24.45% minus (3.0 x LIBOR), determined monthly as described herein, subject to a maximum rate of 24.45% and a minimum rate of 0.00%.
(5) On each Distribution Date, an amount equal to the Class A-8 Accrual Amount will be added to the Class A-8 Principal Balance, and such amount will be distributed as principal to other Components and Classes of the Class A Certificates as described herein and will not be distributed as interest to the Class A-8 Certificates.
(6) The Class A-9 and Class A-10 Certificates will accrue interest on the Class A-9 Notional Amount and Class A-10 Notional Amount, respectively. The Class A-9 and Class A-10 Certificates will not be entitled to receive distributions of principal.




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


(7) For purposes of calculating distributions, the Class A-11 Certificates will each be comprised of four Components having the designations, initial Component Principal Balances and Remittance Rates set forth below:


Designation            Initial Component Principal
-----------               or Notional Balance                Remittance Rate
                          -------------------                ---------------
Component A-11-1                $674,105                        6.75%(A)
Component A-11-2               1,708,077                        6.75%(B)
Component A-11-3                 164,107                        0.00%(C
Component A-11-4                 180,422                        6.75%(D)


          (A) Component A-11-1 will accrue interest on the Component A-11-1 Notional Amount. Component A-11-1 will not be entitled to receive distributions of principal.
          (B) On each Distribution Date, an amount equal to the Component A-11-2 Accrual Amount will be added to the Component A-11-2 Principal Balance, and such amount will be distributed as principal to other Components and Classes of the Class A Certificates as described herein and will not be distributed as interest to Component A-11-2.
          (C) Component A-11-3 will not be entitled to distributions of interest and will receive principal only in respect of the Loans.
          (D) Component A-11-4 will accrue interest on the Component A-11-4 Notional Amount. Component A-11-4 will not be entitled to receive distributions of principal.


(8) The Class R Certificate will be comprised of two components, component R-1, which represents the sole residual interest in REMIC I (as defined herein), and component R-2, which represents the sole residual interest in REMIC II (as defined herein).


                            W I T N E S S E T H

         In consideration of the mutual agreements herein contained, the Depositor, Servicer and the Trustee agree as follows:


                                 ARTICLE I

                                DEFINITIONS

         Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this
Article:

         Accrual Certificates: The Class A-8 Certificates.

         Accrual Components: Component A-5-2 of the Class A-5 Certificates and Component A-11-2 of the Class A-11 Certificates.



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